Exhibit 99.1

101 N. Broadway
FOR IMMEDIATE RELEASE	Oklahoma City, OK 73102
Wednesday, May 31, 2017	www.bancfirst.com

BANCFIRST CORPORATION ANNOUNCES

TWO-FOR-ONE STOCK SPLIT

BancFirst Corporation (NASDAQ GS:BANF) today announced that its Board of Directors approved a two-for-one stock split of the Company’s outstanding shares of common stock. The stock will be payable in the form of a dividend on or about July 31, 2017 to shareholders of record of the outstanding common stock as of the close of business record date of July 17, 2017. Stockholders will receive one additional share for each share held on that date. This represents the second stock split for BancFirst since going public.

David Rainbolt, Executive Chairman, said, “We are very proud of our financial performance over the last several years. While the stock split is not an accomplishment in and of itself, I do believe it demonstrates confidence that our business model will continue to deliver solid results.”

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BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 100 banking locations serving 53 communities across Oklahoma. More information can be found at www.bancfirst.com.

Forward-Looking Statements

The Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. These and various other factors are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other reports and statements the Company has filed with the SEC. Copies of the SEC filings for BancFirst Corporation may be downloaded from the Internet at no charge from www.bancfirst.com. Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Rainbolt, Executive Chairman at (405) 270-1002.